                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934




Date of Report(Date of earliest event reported)January 3, 1996
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                    YANKEE ENERGY SYSTEM, INC.
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     (Exact name of registrant as specified in its charter)


     Connecticut         0-17605             06-1236430
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(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



     599 Research Parkway, Meriden, Connecticut,  06450-1030
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(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (203)639-4000
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                              n/a
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     (Former name or address, if changed since last report)



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ITEM 5 - Other Events

     On January 3, 1996, the Department of Public Utility Control ("DPUC"), in Docket No. 92-02-19 Application of Yankee Gas Services company for an Increase in Rates - Reopen II, approved a joint stipulation between Yankee Energy System, Inc.'s regulated natural gas distribution subsidiary, Yankee Gas Services Company ("Yankee Gas"), and the Office of Consumer Counsel ("OCC") which allows for the recovery of certain deferred expense items in exchange for Yankee Gas agreeing not to increase its rates before October 1, 1998.

     The stipulation and agreement are effective as of September
30, 1995 and shall continue through September 30, 1998, after which it shall expire. During the term of the agreement:

     Yankee Gas may apply transition credits from pipeline refunds, interruptible excess margin, deferred gas costs, capacity release and off system sales to eliminate or reduce certain expenses, which received deferred accounting treatment in prior DPUC Decisions. These transition credits to be applied against the deferred expenses shall be provided by the mechanism established by the DPUC to pay the transition costs resulting from the implementation of Federal Energy Regulatory Commission Order No. 636.

     Yankee Gas' rates will not be increased prior to September
     29, 1998 unless:

     Yankee Gas' actual return on average equity is less than 10.5% in any fiscal year during the term in this agreement, as demonstrated by Yankee Gas' monthly return on average equity filing with the DPUC for September of such year, in which case Yankee Gas will have the option of (i) applying to the DPUC for a rate increase or (ii) retaining up to 80% of any Off-System Sales Margin and Excess Interruptible Margin as may be necessary to bring it rate on average equity for such year up to 10.5%.
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                                SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   YANKEE ENERGY SYSTEM, INC.
                                   --------------------------
                                   (Registrant)




                                   /s/ Mary J. Healey
Date: January 24, 1996             ---------------------------
                                   Mary J. Healey
                                   Vice President, General
                                   Counsel and Secretary